EXHIBIT 3.2

AMENDED AND RESTATED BY-LAWS

OF

IDEXX LABORATORIES, INC.
(Amended through May 7, 2025)

BY-LAWS
TABLE OF CONTENTS

ARTICLE 1 − STOCKHOLDERS	1

1.1	Place of Meetings	1
1.2	Annual Meeting	1
1.3	Special Meetings	1
1.4	Notice of Meetings	2
1.5	Notice by Electronic Transmission	2
1.6	Voting List	2
1.7	Quorum	2
1.8	Adjournments	3
1.9	Voting and Proxies	3
1.1	Action at Meeting	3
1.11	Nomination of Directors	4
1.12	Action without Meeting	8
1.13	Conduct of Meetings	8
1.14	Notice of Business at Annual Meetings	9

ARTICLE 2 − DIRECTORS	11

2.1	General Powers	11
2.2	Number; Election and Qualification	11
2.3	Classes of Directors	12
2.4	Terms in Office	12
2.5	Allocation of Directors among Class in the Event of Increases or Decreases in the Number of Directors	12
2.6	Tenure	12
2.7	Vacancies	12
2.8	Proxy Access for Director Nominations	12
2.9	Resignation	18
2.1	Regular Meetings	18
2.11	Special Meetings	18
2.12	Notice of Special Meetings	19
2.13	Electronic Meetings	19
2.14	Quorum	19
2.15	Action at Meeting	19
2.16	Action by Consent	19
2.17	Removal	19
2.18	Committees	19
2.19	Compensation of Directors	20

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ARTICLE 3 − OFFICERS	20

3.1	Enumeration	20
3.2	Election	20
3.3	Qualification	20
3.4	Tenure	20
3.5	Resignation and Removal	20
3.6	Vacancies	21
3.7	Chair of the Board and Vice-Chair of the Board	21
3.8	President	21
3.9	Vice Presidents	21
3.1	Secretary and Assistant Secretaries	22
3.11	Treasurer and Assistant Treasurers	22
3.12	Salaries	22

ARTICLE 4 − CAPITAL STOCK	22

4.1	Issuance of Stock	22
4.2	Stock Certificates; Uncertificated Shares	23
4.3	Transfers	24
4.4	Lost, Stolen or Destroyed Certificates	24
4.5	Record Date	24

ARTICLE 5 − GENERAL PROVISIONS	24

5.1	Fiscal Year	24
5.2	Corporate Seal	25
5.3	Waiver of Notice	25
5.4	Voting of Securities	25
5.5	Evidence of Authority	25
5.6	Certificate of Incorporation	25
5.7	Transactions with Interested Parties	25
5.8	Severability	26
5.9	Pronouns	26
5.1	Venue	26
5.11	Signatures	26

ARTICLE 6 −AMENDMENTS	26

6.1	By the Board of Directors	26
6.2	By the Stockholders	26

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BY-LAWS OF IDEXX LABORATORIES, INC.
Article 1 − STOCKHOLDERS
1.1Place of Meetings.
(a)All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of the corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held any place but may instead be held solely by means of remote communication in a manner consistent with the General Corporation Law of Delaware.
(b)The Board of Directors may, in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, authorize stockholders and proxy holders not physically present at a meeting of stockholders to, by means of remote communications, (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the corporation has in place reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the corporation has in place reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.
1.2Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.
1.3Special Meetings. Special meetings of stockholders may be called at any time by the Chair of the Board or the President. Business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, if any, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Notice shall be deemed given at the time specified in Section 232 of the Delaware General Corporation Law.
1.5Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the corporation pursuant to the General Corporation Law of Delaware (including as specified in Section 232(a) of the Delaware General Corporation Law), the Certificate of Incorporation or these By-Laws, any notice to stockholders of the corporation given by the corporation under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these By-Laws shall be effective if given by electronic mail complying with the General Corporation Law of Delaware or other form of electronic transmission which other form has been consented to by the stockholder of the corporation to whom the notice is given. Any such consent is revocable by the stockholder by notice to the corporation. Notice may not be given by electronic transmission from and after the time: (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action. For purposes of these By-Laws, the terms “electronic transmission” and “electronic mail” shall have the respective meanings provided for in Section 232 of the General Corporation Law of Delaware.
1.6Voting List. The corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.
1.7Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. A quorum once established at a meeting shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.8Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by (a) the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or (b) by any officer entitled to preside at or to act as Secretary of such meeting, whether or not there is a quorum and for any reason. When a meeting is adjourned to another place or time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, and time thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 1.4 hereof, provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, a new notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be given. At the adjourned meeting, the corporation may transact any business, which might have been transacted at the original meeting.
1.9Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote for such stockholder by proxy executed or transmitted in a manner permitted by the General Corporation Law of Delaware by the stockholder or such stockholder’s authorized agent and delivered to the Secretary (including by electronic transmission) of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.
1.10Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting other than as provided in this Section 1.10, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. A nominee for director shall be elected to the Board of Directors by the affirmative vote of at least a majority of the votes cast with respect to such nominee by the stockholders entitled to vote at any meeting for the election of directors at which a quorum is present; provided, however, that, if the number of nominees exceeds the number of directors to be elected by the stockholders at any meeting, then directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote at the election at such meeting. For the avoidance of doubt, “abstentions” and “broker non-votes” shall not be counted as votes cast for the elections of directors and all other business, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws.

1.11Nomination of Directors.
(a)Except for (i) any directors entitled to be elected by the holders of preferred stock, (ii) any directors elected in accordance with Section 2.7 hereof by the Board of Directors to fill a vacancy or newly-created directorship or (iii) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.11 or pursuant to Section 2.8 hereof shall be eligible for election as directors. Nomination for election to the Board of Directors at a meeting of stockholders may be made (A) by or at the direction of the Board of Directors (each, a “Board Nominee”), (B) by any stockholder of the corporation who (x) timely complies with the notice procedures in Section 1.11(b), (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting or (C) pursuant to Section 2.8 hereof.
(b)To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that the Chair of the Board or President has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that the Chair of the Board or the President, as the case may be, has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting and (B) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
The stockholder’s notice to the Secretary shall set forth: (i) as to each proposed nominee (A) such person’s name, age, business address and, if known, residence address, (B) such person’s principal occupation or employment (present and for the past five years), (C) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and such proposed nominee’s respective affiliates and associates, or others acting in concert with such nominee, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, (E) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (F) a biographical profile and written questionnaire with respect to the background and qualifications of the proposed nominee, including educational background and business and professional experience, completed by the proposed nominee in a form provided by the corporation (which form such stockholder shall request in writing from the Secretary prior to submitting such stockholder’s notice and which the Secretary shall provide to such stockholder within 10 days after receiving such request), and (G) a written representation and agreement in a form provided by the corporation (which form such stockholder shall request in writing from the Secretary prior to submitting such stockholder’s notice and which the Secretary shall provide to such stockholder within 10 days after receiving such request) completed by the proposed nominee and providing that such proposed nominee (u) understands and agrees to comply with his or her fiduciary duties under applicable law, including but not limited to obligations of loyalty and care, (v) is not and, if elected as a director during his or her term of office, will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how he or she, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation, (w) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with his or her service or action as a director of the corporation that has not been disclosed to the corporation, (x) if elected as a director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director, (y) agrees to promptly provide to the corporation such other information as the corporation may reasonably request, and (z) intends, if elected as a director of the corporation, to serve the full term for which he or she is elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (B) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons

(including their names) pursuant to which the nomination is being made or who may participate in the solicitation of proxies in favor of electing such nominee, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, including any interest held in a general or limited partnership in which such stockholder or beneficial owner is, directly or indirectly, a general partner, (E) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (F) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act, and the rules and regulations promulgated thereunder, by such stockholder and such beneficial owner, (G) a representation that such stockholder is a holder of record entitled to vote at such meeting, will continue to be a stockholder of record entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, (H) a representation that such stockholder and/or such beneficial owner will or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of shares of capital stock of the corporation representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote on the election of directors (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise solicit proxies from such stockholders in support of the stockholder’s proposed nominees in compliance with Rule 14a-19 (and such representation shall be included in any such solicitation materials) and (I) a certification that each such stockholder and such beneficial owner has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the corporation and such person’s acts or omissions as a stockholder of the corporation. The information required by Items (i)(A)-(F) and (ii)(A)-(F) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date for the meeting, to be delivered no later than 10 days after the record date, and as of the date that is 10 days prior to the meeting (or any adjournment, recess, rescheduling or postponement thereof), to be delivered no later than 8 days prior to the date of the meeting. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The corporation shall be entitled to require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation, whether such nominee would be “independent” or an “audit committee financial expert” under applicable Securities and Exchange Commission (the “SEC”) and stock exchange rules and the corporation’s publicly disclosed corporate governance guidelines or such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Upon request by the corporation, a stockholder shall deliver to the Secretary, no later than 5 business days prior to the applicable meeting date or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed), reasonable evidence that the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicited proxies in support of such stockholder’s proposed nominees in accordance with the representations with respect thereto required by this Section 1.11. A stockholder shall not have complied with this Section 1.11(b) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.11
(c)The chair of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.11), and if the chair should determine that a nomination was not made in accordance with the provisions of this Section 1.11, the chair shall so declare to the meeting and such nomination shall not be brought before the meeting.
(d)Except as otherwise required by law, nothing in this Section 1.11 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.
(e)Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the corporation. For purposes of this Section 1.11, to be considered a “qualified representative of the stockholder”, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.
(f)For purposes of this Section 1.11, “public disclosure” shall mean any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

1.12Action without Meeting. Stockholders of the corporation may not take any action by written consent in lieu of a meeting.
1.13Conduct of Meetings.
(a)Chair of Meeting. Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in the Chair’s absence by the Vice Chair of the Board, if any, or in the Vice Chair’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chair designated by the Board of Directors, or in the absence of such designation by a chair chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chair of the meeting may appoint any person to act as secretary of the meeting.
(b)Rules and Procedures. The Board of Directors of the corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxy holders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting of stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

1.14Notice of Business at Annual Meetings.
(a)At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (A) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 1.11 must be complied with and (B) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Section 1.14(b), (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.
(b)To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
The stockholder’s notice to the Secretary shall set forth: (i) as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, (B) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws, the exact text of the proposed amendment), and (C) the reasons for conducting such business at the annual meeting, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (B) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (C) a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business, (D) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (E) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, including any interest held in a general or limited partnership in which such stockholder and beneficial owner is, directly or indirectly, a general partner, (F) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (G) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder and such beneficial owner, (H) a representation that such stockholder is a holder of record entitled to vote at such meeting, will continue to be a stockholder of record entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (I) a representation that such stockholder and/or such beneficial owner will or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials) and (J) a certification that each such stockholder and such beneficial owner has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the corporation and such person’s acts or omissions as a stockholder of the corporation. The information required by Items (i)(C) and (ii)(A)-(G) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date for the meeting, to be delivered no later than 10 days after the record date, and as of the date that is 10 days prior to the meeting (or any adjournment, recess, rescheduling or postponement thereof), to be delivered no later than 8 days prior to the date of the meeting. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 1.14; provided that any stockholder proposal that complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 1.14. A stockholder shall not have complied with this Section 1.14(b) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.14.
(c)The chair of any annual meeting shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 1.14 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 1.14), and if the chair should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.14, the chair shall so declare to the meeting and such business shall not be brought before the annual meeting.
(d)Except as otherwise required by law, nothing in this Section 1.14 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.
(e)Notwithstanding the foregoing provisions of this Section 1.14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the corporation.
(f)For purposes of this Section 1.14, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.11.
Article 2 − DIRECTORS
2.1General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
2.2Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.
2.3Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then if such fraction is one-third, the extra director shall be a member of Class I and, if such fraction is two thirds, one of the extra directors shall be a member of Class I and the other extra director shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.
2.4Terms in Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.
2.5Allocation of Directors among Class in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which such director is a member until the expiration of such director’s current term or such director’s prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.
2.6Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.
2.7Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.
2.8Proxy Access for Director Nominations. Whenever the Board solicits proxies with respect to an annual meeting of stockholders, the corporation shall include in its proxy statement for such annual meeting, in addition to the Board Nominees, the name, together with the Required Information (defined below), of any person or persons, as applicable, nominated for election as a director (each such person, a “Stockholder Nominee”) pursuant to a timely notice that satisfies this Section 2.8 delivered by one or more stockholders who satisfy, or are acting on behalf of persons who satisfy, the ownership and other requirements of this Section 2.8 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 2.8 (the “Notice of Proxy Access Nomination”) to have its nominee or nominees included in the corporation’s proxy materials pursuant to this Section 2.8.
(a)To be timely, a Notice of Proxy Access Nomination must be delivered to, or mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date the corporation commenced mailing of its proxy materials in connection with the preceding year’s annual meeting of stockholders (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination. In addition to other requirements set forth in this Section 2.8, the Notice of Proxy Access Nomination must include the name and address of the Eligible Stockholder (including each stockholder and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder).
(b)For purposes of this Section 2.8, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) if the Eligible Stockholder so elects, a Statement (defined below).
(c)The maximum number of Stockholder Nominees that must be included in the corporation’s proxy materials with respect to an annual meeting of stockholders pursuant to this Section 2.8 shall not exceed the greater of (x) two (2) and (y) 20% of the number of directors serving on the Board of Directors as of the Final Proxy Access Nomination Date (or if such amount is not a whole number, the closest whole number below 20%). The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.8 has been reached: (1) any Stockholder Nominee that was submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.8 whom the Board of Directors decides to nominate as a Board Nominee or appoint as a director, (2) any Stockholder Nominee whose nomination is subsequently withdrawn, (3) any nominee of a stockholder pursuant to Section 1.11 hereof, and (4) any director who had been submitted by an Eligible Stockholder as a Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.8 at any of the preceding two annual meetings. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.8 exceeds (x) this maximum number, less (y) the number of Stockholder Nominees described in clauses (1), (2), (3) and (4) above ((x) less (y), the “Permitted Number”), and the Permitted Number exceeds zero, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in the order of the amount (largest to smallest) of shares of the corporation’s Common Stock owned by each Eligible Stockholder as disclosed in the Notice of Proxy Access Nomination submitted to the corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
Notwithstanding anything to the contrary contained in this Section 2.8, the corporation shall not be required to include, pursuant to this Section 2.8, any Stockholder Nominees in the corporation’s proxy materials for any meeting of stockholders for which the corporation receives a notice pursuant to Section 1.11 hereof that a stockholder has nominated a person for election at such meeting.

(d)An Eligible Stockholder must have owned (as defined below) 3% or more of the corporation’s outstanding Common Stock continuously for at least three years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the corporation in accordance with this Section 2.8 and the record date for determining stockholders entitled to vote at the upcoming annual meeting and must continue to own the Required Shares until such upcoming annual meeting of stockholders. For purposes of satisfying the foregoing ownership requirement under this Section 2.8, (i) the shares of Common Stock owned by one or more stockholders, or by the person or persons who own shares of the corporation’s Common Stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty, and (ii) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose.
(e)Within the time period specified in this Section 2.8 for providing notice of a nomination, an Eligible Stockholder must provide the following information in writing to the Secretary (and the information contemplated to be provided under Section 1.11(b)): (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the upcoming annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, (ii) the written consent of each Stockholder Nominee to be named in the corporation’s proxy statement as a nominee and to serve as a director if elected, (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, (iv) a representation that the Eligible Stockholder (including each member of any group of stockholders or other persons that together is an Eligible Stockholder hereunder) (A) acquired and is presently holding the Required Shares in the ordinary course of business and not with the purpose of changing or influencing control of the corporation, (B) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.8, (C) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee or a Board Nominee, (D) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the corporation, (E) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (F) is not and will not become party to (y) any Voting Commitment that has not been disclosed to the corporation or (z) any Voting Commitment that could limit or interfere with its Stockholder Nominee’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, and (G) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with its Stockholder Nominee’s service or action as a director that has not been disclosed to the corporation, and (v) an undertaking that the Eligible Stockholder (including each member of any group of stockholders or other persons that together is an Eligible Stockholder hereunder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the corporation’s stockholders or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.8, (C) file with the SEC all soliciting and other materials as required under Section 2.8(k), and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the upcoming annual meeting. The inspector of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder does not comply with each of the representations in clause (iv) above.
(f)For purposes of this Section 2.8, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the corporation’s Common Stock as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purposes or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation’s Common Stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. Whether outstanding shares of the corporation’s Common Stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the corporation and its stockholders. For purposes of this Section 2.8, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.
(g)The Eligible Stockholder may provide to the Secretary, within the time period specified in this Section 2.8 for providing notice of a nomination, a written statement for inclusion in the corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.8, the corporation may omit from its proxy materials any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

(h)Within the time period specified in this Section 2.8 for providing a Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the Secretary a written representation and agreement that such person (i) is not and will not become a party to (y) any Voting Commitment that has not been disclosed to the corporation, or (z) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s service or action as a director that has not been disclosed to the corporation, and (iii) will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors. At the request of the corporation, the Stockholder Nominee must submit all completed and signed questionnaires required of corporation directors and officers. The corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that the Stockholder Nominee is not independent under any of these standards, the Stockholder Nominee will not be eligible for inclusion in the corporation’s proxy materials.
(i)The corporation shall not be required to include, pursuant to this Section 2.8, a Stockholder Nominee in its proxy materials (i) if the Eligible Stockholder who has nominated such Stockholder Nominee (including each member of any group of stockholders or other persons that together is such Eligible Stockholder) has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (ii) whose election as a member of the Board of Directors would cause the corporation to be in violation of these By-Laws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the corporation’s Common Stock is traded, or any applicable state or federal law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) whose then-current or within the preceding ten (10) years’ business or personal interests place such Stockholder Nominee in a conflict of interest with the corporation or any of its subsidiaries that would cause such Stockholder Nominee to violate any fiduciary duties of directors established pursuant to the Delaware General Corporation Law, including but not limited to, the duty of loyalty and duty of care, as determined by the Board of Directors; (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, or (viii) if the Eligible Stockholder (including each member of any group of stockholders or other persons that together is such Eligible Stockholder) or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 2.8.
(j)Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder (including each member of any group of stockholders or other persons that together is an Eligible Stockholder hereunder) shall have breached its or their obligations, agreements or representations under this Section 2.8, as determined by the Board of Directors or the person presiding at the meeting, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 2.8.
(k)The Eligible Stockholder (including any person who owns shares that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 2.8(f)) shall file with the SEC any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
(l)No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.8.
(m)Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, shall be ineligible to be a Stockholder Nominee pursuant to this Section 2.8 for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election.

2.9Resignation. Any director may resign by delivering such director’s written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
2.10Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
2.11Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chair of the Board, President, a majority of directors then in office, or by one director in the event that there is only a single director in the office.

2.12Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice to each director shall be given (i) by mailing the same by first-class mail not later than the fifth day before the meeting, (ii) by mailing the same by overnight mail or courier service if delivered to the overnight mail or courier service company not later than 24 hours before the meeting or (iii) by giving notice in person or by fax, telephone, electronic mail or other electronic transmission, not later than 24 hours before the meeting. No notice need be given if all directors are present in person at the special meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
2.13Electronic Meetings. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee using any communication equipment through which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
2.14Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
2.15Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.
2.16Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.
2.17Removal. Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
2.18Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee.
2.19Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.
Article 3 − OFFICERS
3.1Enumeration. The officers of the corporation shall consist of a President, a Secretary (who may hold the title of Corporate Secretary, if so designated by the Board of Directors), a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chair of the Board, a Vice-Chair of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers, as it may deem appropriate.
3.2Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.
3.3Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.
3.4Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation or removal.
3.5Resignation and Removal. Any officer may resign by delivering such officer’s written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.
Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.
3.6Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.
3.7Chair of the Board and Vice-Chair of the Board. The Board of Directors may appoint a Chair of the Board and may designate the Chair of the Board as Chief Executive Officer. If the Board of Directors appoints a Chair of the Board, said Chair of the Board shall perform such duties and possess such powers as are assigned to such Chair of the Board by the Board of Directors. If the Board of Directors appoints a Vice-Chair of the Board, such Vice-Chair shall, in the absence or disability of the Chair of the Board, perform the duties and exercise the powers of the Chair of the Board, and shall perform such other duties and possess such other powers as may from time to time be vested in such Vice-Chair by the Board of Directors.
3.8President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, the President shall preside at all meetings of the stockholders and, if the President is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chair of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.
3.9Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President, the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.
Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.
In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.
3.11Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to such Treasurer by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.
The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Treasurer.
3.12Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.
Article 4 − CAPITAL STOCK
4.1Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
4.2Stock Certificates; Uncertificated Shares. The shares of the corporation will be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of the corporation’s stock will be represented by uncertificated shares. Every holder of stock represented by certificates shall be entitled to receive a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such stockholder in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chair or Vice-Chair, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.
Each certificate for shares of stock which are subject to any restriction on transfers pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of General Corporation Law of the State of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, transfer of shares of stock of the corporation shall be made only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation, and shares of stock represented by certificates shall be transferred only on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.
4.4Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.
4.5Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.
If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Article 5 − GENERAL PROVISIONS
5.1Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

5.2Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.
5.3Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice whether before, at or after the time stated in such waiver, or the attendance of such person at such meeting, shall be deemed equivalent to such notice.
5.4Voting of Securities. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.
5.5Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
5.6Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.
5.7Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because such person’s votes are counted for such purpose, if:
(i)The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
(ii)The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(iii)The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
5.8Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.
5.9Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
5.10Venue. Unless the corporation consents in writing to the selection of an alternate forum, the state courts of the State of Delaware in and for New Castle County (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum, to the fullest extent permitted by law, for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of a breach of fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (c) any action asserting a claim against the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these By-Laws (in each case, as they may be amended from time to time); (d) any action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-Laws (in each case, as they may be amended from time to time); (e) any action asserting a claim against the corporation or any director, officer or other employee of the corporation governed by the internal affairs doctrine; or (f) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware.
5.11Signatures. Whenever the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these By-Laws requires or permits a signature, the signature may be a manual, facsimile, conformed or electronic signature. For this purpose, an “electronic signature” means an electronic symbol or process that is attached to, or logically associated with, a document and executed or adopted by a person with an intent to execute, authenticate or adopt the document.
Article 6 − AMENDMENTS
6.1By the Board of Directors. Except as is otherwise set forth in these By-Laws, these By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.
6.2By the Stockholders. Except as otherwise set forth in these By-Laws, these By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

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